Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES THIRD QUARTER 2013 RESULTS

NEW YORK—(BUSINESS WIRE)—November 1, 2013—Newcastle Investment Corp. (NYSE:NCT; the “Company”) today reported the following information for the quarter ended September 30, 2013:

•	GAAP Income of $0.09 per diluted share

•	Core Earnings of $0.08 per diluted share

•	Declared common dividend of $0.10 per share, or $29 million

•	GAAP book value of $2.74

The Company’s third quarter GAAP Income was $27.8 million, or $0.09 per diluted share, and Core Earnings was $23.9 million, or $0.08 per diluted share.

	Q3 2013	Q2 2013 (Pro forma excluding 45 days of New Residential earnings*)
Summary Operating Results:
GAAP Income	$27.8 million	$27.8 million
GAAP Income per Diluted Share	$0.09	$0.11

Non-GAAP Results:
Core Earnings**	$23.9 million	$29.0 million
Core Earnings per Diluted Share**	$0.08	$0.11

GAAP Book Value:	$2.74	$2.73

For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings and Pro forma Core Earnings table below.

*	“Newcastle excluding 45 days of New Residential earnings” excludes the 45 days of earnings in the three months ended June 30, 2013 generated by New Residential prior to New Residential’s spin-off from Newcastle on May 15, 2013.
**	The Company amended its definition of Core Earnings to exclude acquisition and spin-off related expenses in the third quarter of 2013. The calculation of Core Earnings has been retroactively adjusted for all periods presented.

Had Newcastle’s average uninvested cash balance of $120 million been invested at management’s expected returns since the beginning of the quarter, and if GateHouse debt had converted to equity and GateHouse obtained the anticipated debt facility, the full quarter earnings would have increased by $11 million, or $0.04 per share.

Highlights for the quarter ended September 30, 2013:

•	Senior Housing – Invested $101 million of equity to acquire $301 million of senior housing assets. For each investment, Newcastle is targeting a stabilized year three return of over 20%

•	Media Assets

•	Local Media Group – Invested $54 million to purchase Local Media Group from News Corp for $87 million – financed with $33 million of non-recourse debt

•	GateHouse Debt – Invested $33 million to purchase $85 million face amount of debt – average price of 39% of par

•	Spin Off of New Media – In September, announced intention to spin off all of our media assets to form a separate publicly traded company, New Media Investment Group Inc.

•	CDO IX Repurchase – Invested $6 million to repurchase $25 million of NCT CDO IX Class A-2 at a price of 86% of par, or $21 million; financed using $15 million of repurchase agreements at L+1.65%

•	Dividend – In September, declared a third quarter dividend of $0.10 per common share, or $29 million

Highlights subsequent to September 30, 2013:

•	CDO VI Resecuritization – Newcastle owns $110 million, or 100%, of CDO VI Class I-MM on balance sheet and in its managed CDOs. On October 31, Newcastle agreed to restructure the $110 million class into a $99 million senior tranche and an $11 million junior tranche. Newcastle agreed to issue the senior tranche to a third party for approximately $88 million of proceeds, will retain the $11 million junior tranche on balance sheet and will continue to manage the CDO. The issuance results in $47 million of unrestricted cash for Newcastle to reinvest and the remaining $41 million will be paid to CDO VIII and CDO IX. Following the issuance, total CDO VI cash flow received to date will be $238 million on a $170 million investment, with $12 million of future cash flows expected to come from the retained junior tranche

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q, which is also available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Friday, November 1, 2013 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Third Quarter 2013 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the completion of the call through 11:59 P.M. Eastern Time on Friday, November 8, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “75872614.”

Investment Portfolio as of September 30, 2013

($ in millions, except where otherwise noted)

			% of Total				Weighted
	Outstanding	Amortized	Amortized	Carrying	Number of		Average Life
	Face Amount	Cost Basis (1)	Cost Basis	Value	Investments	Credit (2)	(years) (3)
Investment
Commercial Real Estate Debt & Other Assets
Commercial Assets
CMBS	$344	$229	9.7%	$286	51	BB-	3.0
Mezzanine Loans	338	269	11.3%	269	12	84%	1.8
B-Notes	110	95	4.0%	95	4	76%	0.7
Whole Loans	30	30	1.3%	30	2	49%	0.2
CDO Securities (4)	80	61	2.6%	63	3	BB+	3.0
Other Investments (5)	68	68	2.9%	68	3	—	—

Total Commercial Assets	970	752	31.8%	811			2.2

Residential Assets
MH and Residential Loans	291	258	10.9%	258	8,014	705	5.5
Non-Agency RMBS	101	41	1.7%	58	34	CCC	5.0
Real Estate ABS	8	—	0.0%	—	1	C	—

	400	299	12.6%	316			5.3
FNMA/FHLMC securities	362	382	16.2%	383	46	AAA	3.7

Total Residential Assets	762	681	28.8%	699			4.5

Corporate Assets
REIT Debt	29	29	1.2%	31	5	BB+	1.8
Corporate Bank Loans	875	402	17.0%	402	7	CC	1.2

Total Corporate Assets	904	431	18.2%	433			1.2

Total Real Estate Debt & Other Assets	2,636	1,864	78.8%	1,943			2.6
Equity Method Investment in Local Media Group(6)	57	57	2.4%	57	—	—	—
Senior Housing Investments (7)	465	444	18.8%	444	31	—	—

Total Portfolio/Weighted Average	$3,158	$2,365	100.0%	$2,444			2.6

WA – Weighted average, in all tables

1)	Net of impairment.
2)	Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
3)	Weighted average life is based on the expected timing of expected principal reduction on the asset.
4)	Represents non-consolidated CDO securities, excluding nine securities with a zero value, which had an aggregate face amount of $113.7 million.
5)	Represents a $25 million equity investment in a real estate owned property and $43 million related to a linked transaction.
6)	Face amount of the investment in Local Media Group represents the gross carrying value.
7)	Face amount of Senior Housing Investments represents the gross carrying amount, including intangibles, which excludes accumulated depreciation and amortization.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income	$47,486	$72,947	$171,642	$223,765
Interest expense	20,555	28,411	65,263	88,038

Net interest income	26,931	44,536	106,379	135,727

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(12,998)	4,094	(11,473)	(8,160)
Other-than-temporary impairment on securities	—	(236)	4,405	16,506

Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	1,156	44	(1,913)

Total impairment (reversal)	(12,998)	5,014	(7,024)	6,433

Net interest income after impairment/reversal	39,929	39,522	113,403	129,294
Other Revenues
Rental income	21,149	6,660	44,344	7,684
Care and ancillary income	3,763	1,411	8,081	1,411

Total other revenues	24,912	8,071	52,425	9,095

Other Income
Gain on settlement of investments, net	1,388	229,239	6,451	232,885
Gain on extinguishment of debt	3,359	2,345	4,565	23,127
Equity in earnings of Local Media Group	1,045	—	1,045	—
Other income, net	1,963	2,424	9,554	1,650

Total other income	7,755	234,008	21,615	257,662

Expenses
Loan and security servicing expense	908	1,054	2,963	3,256
Property operating expenses	15,804	5,043	32,576	5,500
General and administrative expense	9,356	4,020	23,507	11,023
Management fee to affiliate	7,166	6,852	24,879	17,459
Depreciation and amortization	7,732	2,385	15,881	2,389

Total expenses	40,966	19,354	99,806	39,627

Income from continuing operations	31,630	262,247	87,637	356,424
Income (loss) from discontinued operations	(2,386)	10,974	33,343	20,707

Net Income	29,244	273,221	120,980	377,131
Preferred dividends	(1,395)	(1,395)	(4,185)	(4,185)

Income Available for Common Stockholders	$27,849	$271,826	$116,795	$372,946

Income Per Share of Common Stock
Basic	$0.09	$1.65	$0.44	$2.77

Diluted	$0.09	$1.63	$0.43	$2.74

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.10	$1.59	$0.32	$2.62

Diluted	$0.10	$1.57	$0.31	$2.59

Income (loss) from discontinued operations per share of common stock
Basic	$(0.01)	$0.06	$0.12	$0.15

Diluted	$(0.01)	$0.06	$0.12	$0.15

Weighted Average Number of Shares of Common Stock Outstanding
Basic	293,373,891	164,237,757	262,792,986	134,619,858

Diluted	301,027,917	166,429,120	269,057,682	135,869,332

Dividends Declared per Share of Common Stock	$0.10	$0.22	$0.49	$0.62

Consolidated Balance Sheet

($ in thousands)

	September 30, 2013
	(Unaudited)	December 31, 2012
Assets
Real estate securities, available-for-sale	$825,499	$1,691,575
Real estate related and other loans, held-for-sale, net	795,297	843,132
Residential mortgage loans, held-for-investment, net	260,463	292,461
Residential mortgage loans, held-for-sale, net	2,236	2,471
Subprime mortgage loans subject to call option	406,217	405,814
Investments in real estate, net of accumulated depreciation	409,041	169,473
Intangibles, net of accumulated amortization	41,371	19,086
Equity method investment in Local Media Group	57,384	—
Other investments	25,133	24,907
Cash and cash equivalents	92,134	231,898
Restricted cash	1,827	2,064
Derivative assets	43,172	165
Receivables and other assets	27,003	17,197
Assets of discontinued operations	—	245,069

Total Assets	$2,986,777	$3,945,312

Liabilities and Stockholders’ Equity
Liabilities
CDO bonds payable	$718,473	$1,091,354
Other bonds and notes payable	153,798	183,390
Repurchase agreements	376,886	929,435
Mortgage notes payable	335,238	120,525
Financing of subprime mortgage loans subject to call option	406,217	405,814
Junior subordinated notes payable	51,239	51,243
Derivative liabilities	17,115	31,576
Dividends Payable	30,279	38,884
Due to affiliates	4,911	3,620
Accrued expenses and other liabilities	25,266	15,931
Liabilities of discontinued operations	2,380	480

Total Liabilities	$2,121,802	$2,872,252

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2013 and December 31, 2012	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 and 500,000,000 shares authorized, 293,488,981 and 172,525,645 shares issued and outstanding, at September 30, 2013 and December 31, 2012, respectively	2,935	1,725
Additional paid-in capital	2,670,442	1,710,083
Accumulated deficit	(1,941,805)	(771,095)
Accumulated other comprehensive income	71,820	70,764

Total Stockholders’ Equity	$864,975	$1,073,060

Total Liabilities and Stockholders’ Equity	$2,986,777	$3,945,312

Reconciliation of Core Earnings and Pro forma Core Earnings*

($ in thousands)

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2013	2012	2013
Income available for common stockholders	$27,849	$271,826	$52,328
Add (Deduct):
Impairment (reversal)	(12,998)	5,014	3,201
Other (income) loss	(7,168)	(234,008)	(8,090)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	2,386	(1,772)	(8,534)
Depreciation and amortization	8,677	2,385	4,070
Acquisition and spin-off related expenses	5,168	1,697	6,192

Core Earnings	$23,914	$45,142	$49,167

Three Months Ended
June 30, 2013
Pro forma income (loss) from continuing operations after preferred dividends	$27,785
Add (Deduct):
Impairment (reversal)	(555)
Other (income) loss	(8,032)
Depreciation and amortization	4,070
Acquisition and spin-off related expenses	5,726

Pro forma Core Earnings	$28,994

*	Pro forma core earnings excludes the 45 days of earnings in the three months ended June 30, 2013 generated by New Residential prior to New Residential’s spin-off from Newcastle on May 15, 2013.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core Earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above and adjusting the consumer loans portfolio accounting to a level yield methodology. It also excludes depreciation and amortization charges and acquisition and spin-off related expenses.

Core Earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from Core Earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Newcastle changed its definition of Core Earnings to exclude acquisition and spin-off related expenses in the third quarter of 2013. The calculation of Core Earnings has been retroactively adjusted for all periods presented.

Management believes that this measure provides investors with useful information regarding Newcastle’s “core” current earnings, and it enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business. Core Earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of its liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of Core Earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets and primarily invests in: (1) Senior Housing Assets and (2) Real Estate & Other Debt, in addition to other opportunistic investments. The Company conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the planned spin-off of New Media Investment Group Inc. (“New Media”) and expected cash flows from the resecuritization of CDO VI. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. For example, the spin-off of New Media is subject to certain conditions, such as GateHouse Media, Inc.’s emergence from bankruptcy, the declaration of New Media’s registration statement effective by the SEC, the filing and approval of an application to list New Media’s common stock on the NYSE and the formal declaration of the distribution by the Board of Directors. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company or GateHouse to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.